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                                                             EXHIBIT 4.4

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                               VIRTUAL CHIPS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT
                         MONTHLY VESTING OVER FOUR YEARS


     Virtual Chips, Inc., a California corporation (the "Company"), hereby grants an option to purchase Shares of its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet and in the attached agreement.


Date of Option Grant:  May 23, 1996

Name of Optionee:  _________________

Optionee's Social Security Number:  _____________

Number of Shares of Common Stock Covered by Option: ____________________

Exercise Price Per Share:  ______________________________________________

Vesting Start Date:  October 27, 1995


          BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT.


Optionee:
          ---------------------------------------------------------------------
                                   (Signature)

Company:
         ----------------------------------------------------------------------
                                   (Signature)

          Title:
                 --------------------------------------------------------------

ATTACHMENT



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                               VIRTUAL CHIPS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

                         MONTHLY VESTING OVER FOUR YEARS



NONSTATUTORY STOCK OPTION          This option is not intended to be an
                                   incentive stock option under section 422 of the Internal Revenue Code and will be interpreted accordingly.


EXERCISE AND                       This option is immediately exercisable in
VESTING                            full on the Date of Option Grant as shown on
                                   the cover sheet.  The shares issued or
                                   issuable under this option (the "Shares") will vest (i.e., no longer subject to right of repurchase) over a four-year period at the rate indicated below:


                                                       Portion of Shares Vested
                                                       ------------------------

                                   For each additional full month
                                   of your continuous employment
                                   with the Company from the
                                   Vesting Start Date                      1/48

                                   On the fourth anniversary of
                                   the Vesting Start Date                  100%


RIGHT OF REPURCHASE                In the event the you cease to be continuously
                                   employed by the Company for any reason, the Company will have the right to repurchase all of the shares subject to this Agreement that you had exercised and have not yet vested. If the Company fails to provide you with written notice of its intention to purchase such shares before or within 90 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such shares shall terminate. The purchase price for any shares repurchased shall be the price that you paid for those shares (or, in the event that the consideration for the shares is services rendered by you for the Company, the value of those services) and shall be paid in cash.


                                   Your "continuous employment" shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company as determined in the sole discretion of the Company. A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your active employment unless such leave is authorized by the Company, and you return within the time specified in such authorization.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

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REGULAR TERMINATION                If your service as an employee of the Company
                                   (or any subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.


DEATH If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date 6 months after the date of death. During that 6-month period, your estate or heirs may exercise the vested portion of your option.


DISABILITY                         If your service as an employee of the Company
                                   (or any subsidiary) terminates because of your disability, then your option will expire at the close of business at Company headquarters on the date 6 months after your termination date.

                                   "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE                  For purposes of this option, your service
                                   does not terminate when you go on a BONA FIDE leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued crediting is required by applicable law. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.
                                   The Company determines which leaves count for this purpose.


NOTICE OF EXERCISE                 When you wish to exercise this option, you
                                   must notify the company by filing the proper
                                   "notice of exercise" form attached hereto.
                                   Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered
                                   (in your name only or in your and your
                                   spouse's names as community property or as joint tenants with right of survivorship).
                                   The notice will be effective when it is
                                   received by the Company.


                                   If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.


RESTRICTIONS ON EXERCISE           The Company will not permit you to exercise
                                   this option if the issuance of Shares at that time would violate any law or regulation.


PERIODS OF NONEXERCISABILITY       Any other provision of this Agreement
                                   notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption

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                                   from the registration or qualification
                                   requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.


FORM OF PAYMENT                    When you submit your notice of exercise, you
                                   must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                                   *    Your personal check, a cashier's check
                                        or a money order.

                                   *    Common Shares which have already been
                                        owned by you for more than six months
                                        and which are surrendered to the
                                        Company.  The value of the Shares,
                                        determined as of the effective date of
                                        the option exercise, will be applied to
                                        the option price.

                                   *    To the extent that a public market for
                                        the Shares exists, by delivery (on a
                                        form prescribed by the Committee) of an
                                        irrevocable direction to a securities
                                        broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.


WITHHOLDING TAXES                       You will not be allowed to exercise this
                                        option unless you make acceptable
                                        arrangements to pay any withholding or
                                        other taxes that may be due as a result
                                        of the option exercise and the sale of
                                        the shares.


MARKET STAND-OFF AGREEMENT              In connection with any underwritten
                                        public offering by the Company of its
                                        equity securities pursuant to an
                                        effective registration statement filed
                                        under the 1933 Act, including the
                                        Company's initial public offering, you
                                        shall not sell, make any short sale of,
                                        loan, hypothecate, pledge, grant any
                                        option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters.

                                        In order to enforce the provisions of
                                        this paragraph, the Company may impose
                                        stop-transfer instructions with respect
                                        to the shares until the end of the
                                        applicable stand-off period.


RESTRICTIONS ON RESALE                  By signing this Agreement, you agree not
                                        to sell any Shares at a time when
                                        applicable laws, regulations or Company
                                        or underwriter trading policies prohibit a sale.

                                        You represent and agree that the Shares
                                        to be acquired upon exercising this
                                        option will be acquired for investment,
                                        and not with a view to the sale or
                                        distribution thereof.

                                        In the event that the sale of Shares is
                                        not registered under the Securities Act
                                        but an exemption is available which
                                        requires an

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                                        investment representation or other
                                        representation, you shall represent and
                                        agree at the time of exercise to make
                                        such representations as are deemed
                                        necessary or appropriate by the Company
                                        and its counsel.


THE COMPANY'S RIGHT                     In the event that you propose to sell,
OF FIRST REFUSAL                        pledge or otherwise transfer to a third
                                        party any Shares acquired under this
                                        Agreement, or any interest in such
                                        Shares, the Company shall have the
                                        "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer
                                        Shares acquired under this Agreement,
                                        you must give a written "Transfer
                                        Notice" to the Company describing fully
                                        the proposed transfer, including the
                                        number of Shares proposed to be
                                        transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares.
                                        The Company shall have the right to
                                        purchase all, and not less than all, of
                                        the Shares on the terms of the proposal
                                        described in the Transfer Notice
                                        (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer
                                        Notice was received by the Company.

                                        If the Company fails to exercise its
                                        Right of First Refusal within 30 days
                                        after the date when it received the
                                        Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                                        The Company's Right of First Refusal
                                        shall inure to the benefit of its
                                        successors and assigns, shall be freely
                                        assignable, in whole or in part, and
                                        shall be binding upon any transferee of
                                        the Shares.

                                        The Company's Right of First Refusal
                                        shall terminate in the event that Stock
                                        is listed on an established stock
                                        exchange or is quoted regularly on the
                                        Nasdaq Stock Market.

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TRANSFER OF OPTION                      Prior to your death, only you may
                                        exercise this option.  You cannot
                                        transfer or assign this option.  For
                                        instance, you may not sell this option
                                        or use it as security for a loan.  If
                                        you attempt to do any of these things,
                                        this option will immediately become
                                        invalid.  You may, however, dispose of
                                        this option in your will.

                                        Regardless of any marital property
                                        settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.


RETENTION RIGHTS                        Your option or this Agreement do not
                                        give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.


SHAREHOLDER RIGHTS                      You, or your estate or heirs, have no
                                        rights as a shareholder of the Company
                                        until a certificate for your Shares has
                                        been issued.  No adjustments are made
                                        for dividends or other rights if the
                                        applicable record date occurs before
                                        your stock certificate is issued.


ADJUSTMENTS                             In the event of a subdivision, a
                                        combination or consolidation of the
                                        outstanding stock of the Company, a
                                        recapitalization, a reclassification or
                                        a similar occurrence, the Company shall
                                        make appropriate adjustments in one or
                                        both of (i) the number of Shares covered by this option or (ii) the Exercise
                                        Price.  Your option shall be subject to
                                        the terms of the agreement of merger,
                                        liquidation or reorganization in the
                                        event the Company is subject to such
                                        corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                             "THE SECURITIES REPRESENTED BY THIS
                                             CERTIFICATE MAY NOT BE SOLD,
                                             TRANSFERRED, ENCUMBERED OR IN ANY
                                             MANNER DISPOSED OF, EXCEPT IN
                                             COMPLIANCE WITH THE TERMS OF A
                                             WRITTEN AGREEMENT BETWEEN THE
                                             COMPANY AND THE INITIAL HOLDER
                                             HEREOF.  SUCH AGREEMENT PROVIDES
                                             FOR CERTAIN TRANSFER RESTRICTIONS,
                                             INCLUDING RIGHTS OF FIRST REFUSAL
                                             UPON AN ATTEMPTED TRANSFER OF THE
                                             SECURITIES AND CERTAIN REPURCHASE
                                             RIGHTS IN FAVOR OF THE COMPANY UPON
                                             TERMINATION OF SERVICE WITH THE
                                             COMPANY.  THE SECRETARY OF THE
                                             COMPANY WILL UPON WRITTEN REQUEST
                                             FURNISH A COPY OF SUCH AGREEMENT TO
                                             THE HOLDER HEREOF WITHOUT CHARGE."

                                             "THE SECURITIES REPRESENTED BY THIS
                                             CERTIFICATE HAVE NOT BEEN
                                             REGISTERED OR QUALIFIED UNDER THE
                                             SECURITIES ACT OF 1933 OR THE
                                             SECURITIES LAWS OF ANY STATE, AND
                                             MAY BE OFFERED AND


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                                             SOLD ONLY IF REGISTERED AND
                                             QUALIFIED PURSUANT TO THE RELEVANT
                                             PROVISIONS OF FEDERAL AND STATE
                                             SECURITIES LAWS OR IF THE COMPANY
                                             IS PROVIDED AN OPINION OF COUNSEL
                                             SATISFACTORY TO THE COMPANY THAT
                                             REGISTRATION AND QUALIFICATION
                                             UNDER FEDERAL AND STATE SECURITIES
                                             LAWS IS NOT REQUIRED."


APPLICABLE LAW                          This Agreement will be interpreted and
                                        enforced under the laws of the State of
                                        California.


ENTIRE AGREEMENT                        This Agreement constitutes the entire
                                        understanding between you and the
                                        Company regarding this option.  Any
                                        prior agreements, commitments or
                                        negotiations concerning this option are
                                        superseded.


          BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.


                                       -7-
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                       NOTICE OF EXERCISE OF STOCK OPTION

Virtual Chips, Inc.
2107 N. First Street, #100
San Jose, CA 95131
Attn:  Chief Financial Officer

          Re:  EXERCISE OF STOCK OPTION TO PURCHASE
               SHARES OF COMPANY STOCK

Ladies and Gentlemen:

     Pursuant to the Stock Option Agreement dated __________, 199__ (the "Stock Option Agreement"), between Virtual Chips, Inc., a California corporation (the "Company"), and the undersigned, I hereby elect to purchase _____________ shares of the common stock of the Company (the "Shares"), at the price of $__________ per Share. My check in the amount of $______________ is enclosed. The Shares are to be issued in _____ certificate(s) and registered in the name(s) of:

                           __________________________
                           __________________________

     The undersigned understands there may be tax consequences as a result of the purchase or disposition of the Shares. The undersigned represents that he/she has received and reviewed the federal income information and consulted with any tax consultants he/she deems advisable in connection with the purchase or disposition of the Shares and the undersigned is not relying on the Company for any tax advice.

     The undersigned acknowledges that he/she has received, read and understood the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions. The undersigned represents that the Shares are being acquired solely for its own account and not as a nominee for any other party, or for investment, and that the undersigned purchaser will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  _____________________
                                        ---------------------------------------
                                                       (Signature)

                                        ---------------------------------------
                                                  (Please Print Name)

                                        Social Security No. ___________________

                                        _______________________________________

                                        _______________________________________
                                                  (Full Address)